                                                                  EXHIBIT 3.1.50

                            ASSUMED NAME CERTIFICATE
                    FOR INCORPORATED BUSINESS OR PROFESSION,
          LIMITED PARTNERSHIP, REGISTERED LIMITED LIABILITY PARTNERSHIP
                            LIMITED LIABILITY COMPANY

         The undersigned, for the purpose of complying with Section 36.11 of the Assumed Business or Professional Name Act of the Texas Business and Commerce Code, shall hereby certify as follows:

1. The name of the entity as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application for certificate of authority or comparable document is:
         SANMINA TEXAS, L.P.

2. The assumed name under which the business or professional service is or is to be conducted or rendered is:

                                  Sanmina, L.P.

3. The state, country or other jurisdiction under the laws of which it was incorporated, organized or associated is: Texas; and the address of its registered or similar office in that jurisdiction is: 811 Dallas Ave., Houston, TX 77002.

4. The period, not to exceed ten (10) years, during which the assumed name will be used is: TEN (10) YEARS.

5.       The entity is a: Texas limited partnership

6. If the entity is required to maintain a registered office in Texas, the address of its registered office in Texas is: 811 Dallas Ave., Houston, TX 77002; and the name if its registered agent at such address is: CT Corporation System.

         If the address of its principal office is not the same as the registered office in Texas, its principal office address is: 1201 West Crosby Rd., Carrollton, TX 75006.

7. If the entity is not required or does not maintain a registered office in Texas, its office address in Texas is: [not applicable]; and

         If the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is: [not applicable]; and the office address elsewhere is: [not applicable].

8. The county or counties where the business or professional services are being or are to be conducted or rendered under such assumed name is/are (if applicable, use the designation "ALL" or "ALL EXCEPT"): ALL COUNTIES IN TEXAS.

                                 Sanmina Texas, L.P.

                                 By: Sanmina General, L.L.C., a Delaware limited liability company, General Partner

                                 By: /s/ Elizabeth Jordan
                                     -------------------------------------------
                                      Elizabeth Jordan, Authorized Person

STATE OF CALIFORNIA        Section

COUNTY OF Santa Clara      Section

         Before me, the undersigned authority, personally appeared Elizabeth Jordan, Authorized Person of Sanmina General, L.L.C., a Delaware limited liability company, the general partner of Sanmina Texas, L.P., a Texas limited partnership, and acknowledged to me that she executed the foregoing instrument for the purpose and consideration therein expressed, on behalf of said limited liability company and limited partnership.

                                 /s/ J. R. Robles  1/5/00
                                 -----------------------------------------------
                                 Notary Public, State of California

                                      -2-